                        RIGHT OF FIRST REFUSAL AGREEMENT

      This Right of First Refusal Agreement (this "Agreement") is made effective as of , 2005 among: (a) Stealth Maritime Corporation S.A., a Liberian corporation ("Stealth Maritime"); Harry N. Vafias, an individual residing at
Hydras 5, Kifissias, Athens, Greece (together with Stealth Maritime, the
"Grantors"); and (b) StealthGas Inc., a Marshall Islands company (the
"Company").

                                   BACKGROUND

      A.   The Company and its vessel owning subsidiaries have entered into that certain management agreement (the "Management Agreement") with
           Stealth Maritime whereby Stealth Maritime is responsible for the commercial, technical and strategic management of vessels owned by the Company.

      B.   The Company and its vessel owning subsidiaries desire to enter into an amended and restated management agreement, (the "Amended and
           Restated Management Agreement"), amending and restating the terms of and conditions of the Management Agreement governing the technical and commercial management of vessels owned by the Company.

      C.   In order to induce the Company to enter into the Amended and Restated
           Management Agreement and to facilitate the acquisition by the Company of additional vessels, which will also become subject to the Amended and Restated Management Agreement, each of the Grantors desires to grant the Company a right of first refusal to purchase or charter-in any liquefied petroleum gas vessels (a "Subject Vessel") which any of the Grantors, or any entity with respect to which Harry N. Vafias is an executive officer, director or the principal shareholder, may consider for acquisition or chartering-in in the future.

                                   AGREEMENT

      In order to induce the Company to enter into the Amended and Restated
Management Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Company agree to the following:

      1.   Vessel Acquisition Restriction, Etc. Each of the Grantors agrees with the Company that, from the date hereof and so long as: (i) Stealth Maritime, or any entity with respect to which Harry N. Vafias is an executive officer, director or the principal shareholder, manages vessels owned or chartered-in by the Company and/or (ii) Harry N. Vafias is an executive officer or director of the Company, it will (and Harry N. Vafias will ensure that each entity with respect to which he is an executive officer, director or the principal shareholder will):

            a.  promptly notify the Company of any acquisition or proposed acquisition by such Grantor, or by any entity with respect to which Harry N. Vafias is an executive officer, director or the principal shareholder, of a Subject Vessel by delivering a notice to the Company, advising it of the details of the
                acquisition or proposed acquisition of a Subject Vessel,
                including its terms, and offering to sell the Subject Vessel to the Company on substantially the same terms plus any costs of the Subject Vessel's acquisition and net costs of carrying the
                Subject Vessel since its acquisition; and

            b.  promptly notify the Company of any chartering-in or proposed chartering-in by such Grantor, or by any entity with respect to which Harry N. Vafias is an executive officer, director or the principal shareholder, of a Subject Vessel by delivering a notice to the Company, advising it of the details of the any chartering-in or proposed chartering-in of a Subject

                Vessel, including its terms, and offering the opportunity of chartering-in the Subject Vessel to the Company on substantially the same terms.

         2. Response Notice. Within five (5) business days after receipt of any notice referred to in Section 1(a) or 1(b) above, the Company will have the right, but not the obligation, to deliver to the Grantors a notice (a "Response
Notice") that states whether the Company wishes, as the case may be, either (x)
to purchase the Subject Vessel described in the notice referred to in Section
1(a) above upon the terms stated therein and subject to the negotiation and execution of a memorandum of agreement or other contract of sale or (y) to charter-in the Subject Vessel described in the notice referred to Section 1(b)
above upon the terms stated therein and subject to the negotiation and execution of a charter party agreement. If the Company wishes to purchase or charter-in, as the case may be, the Subject Vessel, the Company will have forty-five days
(45) after delivery of its Response Notice to complete the acquisition or enter into a charter party agreement, as the case may be. If the Company fails to deliver a Response Notice within the aforementioned five (5) business days, then the Company will be deemed to have declined to purchase or charter-in, as the case may be, the Subject Vessel and each of the Grantors, or any entity with respect to which Harry N. Vafias is an executive officer, director or the principal shareholder, will have the right to own and operate or charter-in the same. The Company will have the right to designate any other entity to acquire or charter-in the Subject Vessel so long as such entity is an affiliate of the
Company. The Company shall have no right to assign its rights hereunder except as provided in this Section 2.

         3. Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, or similar writing) and shall be given to such party at its respective address or facsimile number set forth below or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 3 and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

Notices to the Grantors shall be made as follows:

           Stealth Maritime
           Appollon Business Center - Building No. 2
           331, Kifissias Avenue, Kifisia
           14561, Athens, Greece
           Phone: +30 210 625 2849
           Fax: +30 210 625 2817

Notices to the Company shall be made as follows:

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           StealthGas Inc.
           331, Kifissias Avenue, Kifisia
           14561, Athens, Greece
           Phone: +30 210 625 2849
           Fax: +30 210 625 0018-019

         4. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of
England.

         5. Further Assurances. Each of the Grantors agrees to execute, acknowledge and deliver all such instruments and take all such actions as the
Company from time to time may reasonably request in order to further effectuate the purposes of this Agreement and to carry out the terms hereof and to better assure and confirm to the Company its rights, powers and remedies hereunder.

         6. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns. This Agreement is not assignable by either party without the prior written consent of the other party except as provided in Section 2 hereof.

         7. Severability. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, then this
Agreement shall be construed as if such invalid, illegal, or unenforceable provision or part of a provision had never been contained in this Agreement.

         8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one agreement. To facilitate execution of this Agreement, the parties may execute and exchange counterparts of signature pages by telephone facsimile.

                            [Signature page follows.]

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         IN WITNESS WHEREOF, the parties hereto have executed or caused this
Agreement to be executed as of the date set forth above.

                                    STEALTH MARITIME CORPORATION S.A.

                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    --------------------------------------------
                                    Harry N. Vafias

                                    STEALTHGAS INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title: